UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(Amendment No.   )

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Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under § 240.14a-12

TARGET CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Commencing on or after May 1, 2023, Target Corporation will send the following communication to shareholders with Target.com email addresses or who expressly consented to receive communications and vote by proxy via the Internet.

To Our Shareholders

At Target’s Annual Meeting of Shareholders to be held on June 14, 2023, owners of Target shares will vote on important matters, including the election of our Board of Directors. If you hold shares of Target stock, including shares owned through Target’s 401(k) Plan (the Plan), you are strongly encouraged to participate in this important process by exercising your right to vote. To help inform your perspective, Target’s 2023 Proxy Statement includes details about items of business up for vote this year, as well as information related to executive compensation, corporate governance, and financial performance. Please remember to exercise your right to vote this year in conjunction with Target’s Annual Meeting of Shareholders.